UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 29, 2014

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

	Legg Mason’s annual meeting of stockholders was held on July 29, 2014. In the election of directors, the 12 director nominees were elected with the following votes:

	Votes Cast	For	Withhold	Non-Votes
Robert E. Angelica	100,974,660	90,493,046	103,601	10,378,013
Carol Anthony Davidson	100,974,660	90,462,206	134,441	10,378,013
Barry W. Huff	100,974,660	90,490,151	106,496	10,378,013
Dennis M. Kass	100,974,660	89,151,648	1,444,999	10,378,013
Cheryl Gordon Krongard	100,974,660	89,187,540	1,409,107	10,378,013
John V. Murphy	100,974,660	89,209,226	1,387,421	10,378,013
John H. Myers	100,974,660	90,431,384	165,263	10,378,013
Nelson Peltz	100,974,660	90,146,846	449,801	10,378,013
W. Allen Reed	100,974,660	90,405,308	191,339	10,378,013
Margaret M. Richardson	100,974,660	90,476,022	120,625	10,378,013
Kurt L. Schmoke	100,974,660	89,005,686	1,590,961	10,378,013
Joseph A. Sullivan	100,974,660	90,480,746	115,901	10,378,013

	The stockholders voted in favor of an amendment to the Legg Mason, Inc. Executive Incentive Compensation Plan as follows:

Votes Cast		100,974,660
For		88,793,480
Against		1,655,371
Abstain		147,652
Non-Vote		10,378,157

	The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

Votes Cast		100,974,660
For		73,245,062
Against		11,364,056
Abstain		5,987,385
Non-Vote		10,378,157

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015 as follows:

Votes Cast		100,974,660
For		100,243,031
Against		667,111
Abstain		64,518
Non-Vote		—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 30, 2014	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel